UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012

LIFEPOINT HOSPITALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51251	20–1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Powell Court Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

(615) 372-8500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Revenue Services Agreement

On June 13, 2012, LifePoint Hospitals, Inc. (the “Company”), through its shared services subsidiary, LifePoint Corporate Services, General Partnership (“Corporate Services”), entered into a Revenue Services Agreement (the “RSA”) with HSS Systems, LLC (“HSS”), which is a subsidiary of Parallon Business Services, LLC (“Parallon”) and an indirect subsidiary of HCA Holdings, Inc. (“HCA”). Pursuant to the RSA, HSS will provide revenue cycle management (“RCM”) services to the Company’s acute care hospital facilities. The term of the RSA begins December 1, 2012 and ends ten years thereafter, with a single renewal term of two years. As part of the RCM services provided pursuant to the RSA, HSS will assume responsibility for patient access, billing, cash collections, payment compliance and support services at the Company’s hospitals over the next thirty months.

Amendment to Computer and Data Processing Services Agreement

On June 13, 2012, the Company, through Corporate Services, entered into an Amendment to the existing Computer and Data Processing Agreement (the “IT&S Agreement”) dated May 19, 2008 with HCA – Information Technology & Services, Inc. (“IT&S”), an affiliate of HSS and Parallon and a subsidiary of HCA. The amendment provides for a four-year extension of the term of the IT&S Agreement, through December 2017, and a reduction in certain fees charged by IT&S for the computer systems supporting the Company’s administrative and clinical functions.

CIU Grant Agreement

On June 13, 2012, the Company, through Corporate Services, entered into a CIU Grant Agreement with HSS, whereby HSS granted the Company certain customer incentive units that will entitle the Company to earn discounts off of the fees payable under the RSA. The amount of the discounts that the Company may earn will be calculated using a formula that takes into account HSS’s profits on RCM services provided to the Company as well as other new HSS customers. The customer incentive units will also entitle the Company, upon a sale or initial public offering involving HSS or certain other Parallon affiliates (a “Conversion Transaction”), to (a) extend the term of the RSA for an additional ten years from the date of the Conversion Transaction and (b) receive a cash payment in lieu of future discounts. The customer incentive units will be cancelled upon the occurrence of a Conversion Transaction and upon certain terminations of the RSA.

Item 8.01	Other Events.

On June 14, 2012, the Company and Parallon issued a press release announcing the execution of the RSA and the IT&S Agreement Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated June 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.
By:	/s/ Paul D. Gilbert
Name:	Paul D. Gilbert
Title:	Executive Vice President, Chief Legal Officer and Corporate Governance Officer

Date: June 19, 2012

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated June 14, 2012.